Exhibit 10.30.3

FORM OF STOCK GRANT CERTIFICATE
For Directors

This Stock Grant Certificate certifies that, pursuant to the ARIAD Pharmaceuticals, Inc. 2006 Long Term Incentive Plan, as amended (the “2006 Plan”), the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) has granted shares of Common Stock, $.001 par value per share, of the Company (the “Stock Grant”), as follows:

Name of Participant:
Number of Granted Shares:
Grant Price:	$.001 Per Share
Grant Date:

The Stock Grant is subject to all the terms, conditions and limitations set forth in the 2006 Plan, which is incorporated herein by reference, and to the following additional terms specified by the Board of Directors of the Company.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the 2006 Plan.

Grant Price.  The Grant Price has been deemed to have been paid by services rendered to the Company by the Participant.

Lapsing Repurchase Right. In the event that the Participant no longer is an employee, director or consultant of the Company or an affiliate prior to[date], the Company shall have the option, but not the obligation, to purchase from the Participant (or the Participant’s Survivor) at a price per Granted Share equal to $.001, all or any part of the Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the “Lapsing Repurchase Right”) and, in the event the Company exercises such right, the Participant (or the Participant’s Survivor) shall be obligated to sell to the Company, at a price per Granted Share equal to $.001, all or any part of the Granted Shares then subject to the Lapsing Repurchase Right.  The Company’s Lapsing Repurchase Right is as follows:

[Lapsing Repurchase Right to be inserted]

Restrictions on Transfer.  All Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company.  The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Stock Grant Certificate.

Dividends and Voting.  The Participant shall be entitled effective as of the Grant Date to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Granted Shares and the right to receive dividends on the Granted Shares, unless and until the Granted Shares are repurchased pursuant to the Lapsing Repurchase Right.  The Company shall pay dividends on the Granted Shares to the Participant at the same time dividends are paid to the Company’s shareholders.

Escrow of Granted Shares.  Until the Lapsing Repurchase Right shall lapse in full, the certificate(s) representing the Granted Shares shall be held in escrow by the Company or its designee.  In the event of a repurchase by the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel the certificate(s) for the number of Granted Shares so repurchased.

Legend.  In addition to any legend required pursuant to the Plan or by law, including a legend required by virtue of the fact that the Participant is an affiliate (as defined in Rule 144(a)(1) of the Securities Act of 1933, as amended) of the Company, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Stock Grant Certificate shall contain the following legend:

“The shares represented by this certificate are subject to restrictions set forth in a Stock Grant Certificate dated as of ______________ with this Company, a copy of which is available for inspection at the offices of the Company or will be made available upon request.”

Tax Considerations.  The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares shall be the Participant’s responsibility.

In witness whereof, the Company has caused this Stock Grant Certificate to be executed by its duly authorized officer.

ARIAD PHARMACEUTICALS, INC.	PARTICIPANT

____________________________	____________________________
Edward M. Fitzgerald
Executive Vice President,
Chief Financial Officer